UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

General Rate Case - In February 2014, Portland General Electric Company (PGE or the Company) filed with the Public Utility Commission of Oregon (OPUC) a general rate case based on a 2015 test year (2015 GRC, or “the case”). PGE’s initial filing proposed an $81 million increase in annual revenues, representing an approximate 4.6% increase in overall customer prices and included:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 10.0%;

•	A cost of capital of 7.78%; and

•	An average rate base of $3.9 billion.

PGE, OPUC Staff, and certain customer groups have reached agreements that resolve all revenue requirement issues that remained in the case.

On July 16, 2014, PGE filed testimony that supported a revised revenue requirement reflecting the impacts of stipulations reached to that point with Staff and interveners, updates to 2015 power cost and load forecasts, and other updates, which reduced the request to a $31 million increase.

On September 2, 2014, PGE filed further supporting testimony that reflects the impact of additional stipulations. The parties agreed to a return on equity of 9.68%, which was the primary driver for an additional $14 million reduction to the annual revenue requirement increase. Cost recovery of Port Westward Unit 2 and Tucannon River wind farm has also been resolved through these stipulations, all of which remain subject to OPUC approval. In addition, PGE agreed to withdraw its proposed modifications to the Power Cost Adjustment Mechanism.

The expected net increase in annual revenues, as revised, consists of the following (in millions):

As of September 2, 2014
New generating plants:
Port Westward Unit 2	$48
Tucannon River wind farm	39
Base business cost change	(41)
Less: customer credits	(29)
Annual revenue net increase	$17

As revised, the expected net increase in annual revenues represents an increase of approximately 1.0% in overall customer prices and reflects:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 9.68%;

•	A cost of capital of 7.56%; and

•	An average rate base of $3.8 billion.

Updates to the load forecast, to be finalized in October 2014, and power costs, to be updated through November 14, 2014, may further change the amounts shown in the table above.

Regulatory review of the 2015 GRC will continue, with a final order expected to be issued by the OPUC by mid-December 2014. New customer prices are expected to become effective in 2015, with the first price change effective January 1 and price increases effective as each new generating plant becomes operational. PW2 is expected to be placed in service in the first quarter of 2015 and Tucannon River is expected to be placed in service between December 2014 and March 31, 2015.

The 2015 GRC filing (OPUC Docket UE 283), as well as copies of direct testimony, exhibits and stipulations discussed above, are expected to be made available on the OPUC Internet website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 2, 2014	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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